UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2006

FAR EAST ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-32455	88-0459590
(Commission File Number)	(IRS Employer Identification Number)

400 N. Sam Houston Parkway East, Suite 205, Houston, Texas 77060

(Address of principal executive offices)

(832) 598-0470

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02 Unregistered Sales of Equity Securities.

On June 30, 2006, Far East Energy Corporation (the “Company”) accepted subscription agreements for the purchase of 6,622,222 shares of the Company’s common stock offered in a private placement for total gross proceeds of $8,940,000. In connection with the private placement, the Company will pay 6.75% of the gross proceeds from the sale of the common stock as placement agent and advisory fees. The Company also entered into a registration rights agreement (the “Registration Rights Agreement”) for the benefit of the investors in the private placement. The Registration Rights Agreement provides, among other things, that with respect to the common stock purchased by the investors, the Company will prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within 60 days. The Registration Rights Agreement also provides that in the event that the registration statement is not declared effective by the SEC within a specified time period, the Company will pay each investor liquidated damages in the amount of 1.0% of the aggregate purchase price paid by such investor for the common stock per month thereafter (pro rata for any portion thereof) until the earlier of the date on which the registration statement is declared effective by the SEC or June 30, 2008. The securities were offered and sold to investors in a private placement transaction made in reliance upon exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to Rule 506 of Regulation D promulgated thereunder.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2006

Far East Energy Corporation

By:	/s/ Bruce N. Huff
Bruce N. Huff
Chief Financial Officer

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